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                                                                  Exhibit (j)(2)


(DECHERT LLP LOGO)





July 30, 2004

ING Funds Trust.
7337 East Doubletree Ranch Road
Scottsdale, AZ 85258-2034


Re: ING Funds Trust
    (File Nos. 333-59745 and 811-08895)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 27 to the Registration Statement of ING Funds Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,




/s/ Dechert LLP


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